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                                                                     Exhibit 5.1


                          [R.H. Donnelley Letterhead]




                                  July 26, 2002



Securities and Exchange Commission
450 5th Street, N.W., Judiciary Plaza
Washington, D.C.  20549


         Re: Registration Statement on Form S-3 filed by R.H. Donnelley Corporation

Ladies and Gentlemen:

         As Vice President, General Counsel and Corporate Secretary for R.H. Donnelley Corporation, a Delaware corporation (the "COMPANY"), I have acted as counsel in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of: (i) debt securities ("DEBT SECURITIES"), in one or more series, which may be senior or subordinated in priority of payment, certain of which may be convertible or exchangeable into shares of common stock, par value $1 per share, of the Company (including the attached preferred stock purchase rights (the "RIGHTS)) (the "COMMON STOCK");
(ii) shares of Common Stock; (iii) shares of preferred stock, par value $1 per share, of the Company (the "PREFERRED STOCK"), which may be convertible into shares of Common Stock; (iv) depositary shares representing fractional interests in Preferred Stock (the "DEPOSITARY SHARES"); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the "WARRANTS");
(vi) contracts to purchase Common Stock or other securities at a future date or dates (the "STOCK PURCHASE CONTRACTS"); and (vii) Stock Purchase Contracts issued as a part of units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Warrants or debt obligations of third parties, including United States treasury securities, securing the holders' obligations to purchase the securities under the Stock Purchase Contracts (the "STOCK PURCHASE UNITS") (such Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the "SECURITIES" and each, a "SECURITY"), in each case as contemplated by the Company's Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the "REGISTRATION STATEMENT"). The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "SECURITIES ACT").


         In rendering this opinion, I have examined such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:


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Securities and Exchange Commission
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         1. The Debt Securities being registered pursuant to the Registration
Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

         2. The shares of Common Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.


         3. When issued in accordance with the terms of the Rights Agreement, dated as of October 27, 1998, as amended February 26, 2001, between the Company and the Bank of New York, as successor rights agent (the "RIGHTS AGREEMENT"), the Rights will be validly issued.

         4. The shares of Preferred Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         5. The Depositary Shares being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         6. The Warrants being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be duly and validly authorized and will constitute valid and binding obligations of the Company.

         7. The Stock Purchase Contracts being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

         8. The Stock Purchase Units being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.


         In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective;
(ii) a Prospectus Supplement describing each class and/or series of Securities

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Securities and Exchange Commission
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offered pursuant to the Registration Statement will have been filed with the
Securities and Exchange Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Certificate of Incorporation and applicable law; (iv) any Securities, including Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company's Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

         With respect to any Securities consisting of any series of Debt Securities, I have further assumed that: (i) an Indenture with respect to such Debt Securities will have been duly executed and delivered by the Company and the applicable Trustee in a form approved by the Company, and such Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provision of the applicable Indenture and reflected in appropriate documentation approved by the Company and, if applicable, duly executed and delivered by the Company and the applicable Trustee; (iii) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture; and
(iv) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

         The opinion set forth in paragraph 3 is limited to the valid issuance of the Rights under the corporation laws of the State of Delaware. I do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability or any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 3 above, I have assumed that the Board of Directors of the Company has acted and will act in the good faith exercise of its business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.


         In rendering the foregoing opinions, I have relied as to certain factual matters upon certificates of officers of the Company, and I have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinions, my examination of matters of law has been limited to and I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America, as in effect on the date hereof. I express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.


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         I hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to myself under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Robert J. Bush

                                             Robert J. Bush
                                             Vice President, General Counsel and
                                             Corporate Secretary